EXHIBIT 23.1





                                         CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statements of Tanger Factory Outlet Centers, Inc. and Subsidiary on Form S-8 (File No. 33-80450) and Form S-3 (File Nos. 33-99736, 333-3526 and 333-39365) of
our reports dated January 18, 1999 on our audits of the consolidated financial statements and financial statement schedule of Tanger Factory Outlet Centers, Inc. and Subsidiary as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.

                                                   PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 26, 1999